UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 24, 2008

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	On January 24, 2008, the Board of Directors (the Board) of Arthur J. Gallagher & Co. (Gallagher) unanimously resolved to increase the size of the Board from 9 to 10 directors in accordance with applicable provisions of Gallagher’s By-laws.

Also on January 24, 2008, in accordance with applicable provisions of Gallagher’s Restated Certificate of Incorporation and By-laws, the Board elected Norman L. Rosenthal, Ph.D. to serve as a Class III Director, effective immediately, to fill the vacancy created by the increase in the size of the Board and to serve until he stands for re-election at the 2008 Annual Meeting of Stockholders of Gallagher. Concurrently with his election to the Board, Mr. Rosenthal was elected to serve on the Audit Committee of the Board.

There is no arrangement or understanding between Mr. Rosenthal and any other person pursuant to which Mr. Rosenthal was elected as a Director of Gallagher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: January 28, 2008	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary
(duly authorized officer)